Exhibit  99.1

SuperMedia Appoints Peter J. McDonald as Interim CEO; Douglas Wheat to Serve as Executive Chairman

Scott W. Klein Resigns as CEO

DALLAS — October 5, 2010 — SuperMedia Inc. (“SuperMedia” or the “Company”) (NASDAQ: SPMD), today announced that its Board of Directors has appointed:

•                  Peter J. McDonald as interim Chief Executive Officer; and

•                  Douglas Wheat, current Chairman of the Board, to serve as Executive Chairman.

The Company also announced that Scott W. Klein resigned as Chief Executive Officer of the Company, effective immediately.

Mr. McDonald has over 35 years’ experience in the yellow pages industry, most recently as President and Chief Operating Officer of RH Donnelley Corporation (now known as Dex One Corporation) from October 2004 to September 2008.  He has previously held other senior roles in the industry, including Senior Vice President and President of Donnelley Media, President and Chief Executive Officer of SBC Directory Operations (now AT&T Directory Operations), President and Chief Executive Officer of Ameritech Publishing, President and Chief Executive Officer of Dontech Publishing, and General Manager of Donnelley Information Publishing.  Mr. McDonald began his career at National Telephone Directories — one of the predecessor companies that are now SuperMedia — where he became Vice President and General Manager.  Mr. McDonald has served on a number of boards, including those of RH Donnelly Corporation, CMGI Inc., and the Yellow Pages Publishers Association, where he served as Vice Chairman.

Mr. Wheat, who has served as Chairman of SuperMedia since July 1, 2010, currently also serves as Chairman of AMN Healthcare Services Inc.  He previously served as a director of Playtex Products Inc. from 1995 to 2007, including serving as Chairman from 2004 to 2006.  Mr. Wheat has served as a member of the boards of Dr. Pepper/Seven-Up Companies Inc., Thermadyne Industries Inc., Sybron International Corporation, Smarte Carte Corporation, Nebraska Book Corporation and ALC Communications Corporation, among others. Since 2008, he has served as Managing Partner of Southlake Equity Group (formerly Challenger Equity Group), a private investment firm.  Prior to Southlake Equity Group, he served as co-founder and chairman of Foxbridge Partners, a private equity firm from 2006 to 2007 and as president of Haas Wheat & Partners, a private investment firm specializing in strategic equity investments and leveraged buyouts of middle market companies from 1992 to 2006.  Mr. Wheat also held various leadership and senior management positions at Grauer & Wheat and Donaldson Lufkin & Jenrette Securities Corporation earlier in his career.

The Company’s Board of Directors has initiated a search for a new Chief Executive Officer.

Mr. McDonald stated, “I am excited to return to the company that gave me my start in this business, and I am personally devoted to helping SuperMedia succeed and prosper.  I look forward to leading SuperMedia during this period.”

Mr. Wheat stated, “We are extremely fortunate to have a person of Mr. McDonald’s experience, energy, and dedication to lead SuperMedia during this transition period.  He knows our industry and our clients, and his insight and leadership skills will serve us well.”

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About SuperMedia Inc.

SuperMedia Inc. (NASDAQ: SPMD) is the advertising agency for local small to medium-sized businesses across the United States.  SuperMedia specializes in results.  Click-here results.  Ring-the-phone results.  Knock-on-the-door results.

SuperMedia’s advertising products and services include:  the SuperGuarantee® and SuperTradeExchange® programs, Verizon® SuperYellowPages, FairPoint® SuperYellowPages and Frontier® SuperYellowPages, Superpages.com®, EveryCarListed.comSM, Switchboard.comSM, LocalSearch.comSM, Superpages MobileSM and SuperpagesDirect® direct mail products. For more information, visit www.supermedia.com.

SPMD-G

Media Relations Contact:
Andrew Shane
(972) 453-6473
andrew.shane@supermedia.com

Investor Relations Contact:
Cliff Wilson
(972) 453-6188
cliff.wilson@supermedia.com